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Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-75134 of Genta Incorporated of our report dated February 7, 2001, appearing in the Annual Report on Form 10-K, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.


/s/ DELOITTE & TOUCHE LLP



Parsippany, New Jersey
January 7, 2002